UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 23, 2013

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Charles & Colvard, Ltd. (the “Company”) held its Annual Meeting of Shareholders on May 23, 2013. The shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 22, 2013.

Proposal 1:  To elect seven members to the Company’s Board of Directors. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
David B. Barr	9,039,766	290,927	6,060,998
H. Marvin Beasley	9,040,678	290,015	6,060,998
Anne M. Butler	8,534,290	796,403	6,060,998
George R. Cattermole	8,870,114	460,579	6,060,998
Dr. Charles D. Lein	8,974,515	356,178	6,060,998
Randall N. McCullough	9,041,028	289,665	6,060,998
Ollin B. Sykes	8,852,381	478,312	6,060,998

All director nominees were duly elected.

Proposal 2:  To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The votes were cast as follows:

For	Against	Abstain
15,331,894	29,994	29,803

Proposal 2 was approved.

Proposal 3:  To vote, on an advisory (nonbinding) basis, to approve executive compensation. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
7,922,159	1,359,258	49,276	6,060,998

Proposal 3 was approved.

Proposal 4:  To vote, on an advisory (nonbinding) basis, on the frequency of future shareholder advisory votes to approve executive compensation. The votes were cast as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
7,891,691	1,294,484	103,080	41,438	6,060,998

Proposal 4 was approved for “Every Year.”

Based on the results set forth in Proposal 4 above, and consistent with the previous recommendation of the Board of Directors of the Company, the Board of Directors determined at its meeting on May 23, 2013, that the Company will hold an advisory (nonbinding) vote to approve executive compensation every year until the next required advisory (nonbinding) vote on the frequency of future shareholder advisory votes to approve executive compensation occurs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

May 28, 2013	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer